Exhibit 23
Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Lockheed Martin Corporation

    We consent to the incorporation by reference in the following Registration Statements:

•333-92363 on Form S-8, dated December 8, 1999;
•333-115357 on Form S-8, dated May 10, 2004;
•333-155687 on Form S-8, dated November 25, 2008;
•333-188118 on Form S-8, dated April 25, 2013;
•333-195466 on Form S-8, dated April 24, 2014, July 23, 2014 (Post-Effective Amendment No.1) and April 24, 2020 (Post-Effective Amendment No. 2);
•333-237829, 333-237831, and 333-237832 on Form S-8, each dated April 24, 2020;
•333-271323 on Form S-8, dated April 18, 2023; and
•333-271325 on Form S-3, dated April 18, 2023.
of our reports dated January 29, 2026, with respect to the consolidated financial statements of Lockheed Martin Corporation and the effectiveness of internal control over financial reporting of Lockheed Martin Corporation, included in this Annual Report (Form 10-K) of Lockheed Martin Corporation for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Tysons, Virginia
January 29, 2026